Exhibit 10.129

SHARED SERVICES AGREEMENT

between

MACK-CALI REALTY, L.P.

and

ROSELAND RESIDENTIAL, L.P.

Effective March    , 2017

SHARED SERVICES AGREEMENT

THIS SHARED SERVICES AGREEMENT (together with the Schedule and Exhibit attached hereto, the “Agreement”), dated March    , 2017 (the “Effective Date”), is by and between Mack-Cali Realty, L.P., a Delaware limited partnership (“MCRLP”) and Roseland Residential, L.P., a Delaware limited partnership (the “Partnership”).  MCRLP and the Partnership shall be collectively referred to herein as the “Parties”, and each, a “Party”.

RECITALS

WHEREAS, the Partnership is issuing up to $300,000,000 in preferred equity units to RPIIA-RLA, L.L.C., a Delaware limited liability company (together with its permitted successors, assigns and transferees, “RP Investor I”), and RPIIA-RLB, L.L.C., a Delaware limited liability company (together with its permitted successors, assigns and transferees, “RP Investor II” and, together with RP Investor I, the “Investors”) pursuant to the terms of that certain Preferred Equity Investment Agreement, dated February 27, 2017 (the “Investment Agreement”) by and among the Partnership, MCRLP, Mack-Cali Realty Corporation, a Maryland corporation, Mack-Cali Property Trust, a Maryland business trust, Mack-Cali Texas Property, L.P., a Texas limited partnership, Roseland Residential Trust, a Maryland real estate investment trust (the “General Partner”), Roseland Residential Holding L.L.C., a Delaware limited liability company (the “Limited Partner”), and the Investors (the “Transaction”);

WHEREAS, in connection with the Transaction, the General Partner, the Limited Partner, and the Investors are amending and restating that certain Amended and Restated Agreement of Limited Partnership of Roseland Residential, L.P., dated as of December 22, 2015, and entering into that certain Second Amended Restated Agreement of Limited Partnership of Roseland Residential, L.P., dated as of March    , 2017 (the “Partnership Agreement”);

WHEREAS, in connection with the Transaction, MCRLP has agreed to provide certain Services (as defined below) to the Partnership on a going forward basis on the terms and conditions set forth herein; and

WHEREAS, in connection with providing the Services, MCRLP has agreed to share certain commercial office space, executive and administrative employees, proprietary systems, processes, and other assets with the Partnership, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree, intending to be legally bound, as follows:

ARTICLE I

SHARED SERVICES

Section 1.01                            Shared Services, Assets, and Employees.

(a)                                 Services.

Commencing on the Effective Date and continuing through the duration of the Services Period (as defined below), MCRLP shall assist the Partnership in its day-to-day business and operations, as an indirect subsidiary of MCRLP.  MCRLP shall provide the Partnership with (i) those services provided to the Partnership prior to the Effective Date and those services described on Schedule 1 and (ii) any additional services reasonably required by the Partnership to conduct its business that MCRLP provides for itself or its affiliates (the “Base Services” and, together with Additional Services agreed by the Parties in accordance with Section 1.1(b), the “Services”).  The Services shall only be made available, and the Partnership shall only be entitled to utilize the Services, for the benefit of the operation of the Partnership’s business.  MCRLP’s obligations to perform services hereunder shall be limited to the Services.  Schedule 1 may be amended from time to time with the mutual consent of both Parties, or as otherwise provided in this Agreement.

(b)                                 Additional Services.

In the event that the Partnership determines that it would be beneficial for MCRLP to provide any additional service or services not included in the Services, or a material change in the then-current Services, to the Partnership, the Partnership shall request in writing that MCRLP provide such additional services (as so determined, the “Additional Services”).  MCRLP shall, in its reasonable discretion, determine (i) whether to provide such Additional Services, taking into consideration its ability to provide such Additional Services, and (ii) the amount, if any, by which the Services Fee (as defined below) shall be increased to reflect all Additional Services to be performed.  The Parties shall agree in writing on any Additional Services to be performed and any corresponding increase in the Services Fee.  Following such agreement, Schedule 1 shall be amended to reflect all Additional Services to be performed.  The Additional Services shall be subject to the terms and conditions of this Agreement as with any other Services provided hereunder.  Except as provided herein, the Services Fee may not be increased without the prior written approval of the Investors, which approval may not be unreasonably withheld.  Notwithstanding the foregoing, MCRLP shall have no obligation to provide any Additional Services or to negotiate the additional Services Fee with the Partnership or the Investors.

(c)                                  Subcontractors.

MCRLP may, directly or through one or more affiliates, hire or engage one or more subcontractors, consultants, vendors, or other third parties (each, a “Subcontractor”) to perform any or all of the Services under this Agreement to the extent MCRLP has determined in its sole discretion that such Subcontractors are reasonably necessary for the efficient performance of any of the Services and to the extent MCRLP, directly or through one or more affiliates, hires or engages such Subcontractors to provide similar services for itself or its affiliates; provided, that MCRLP shall remain ultimately responsible for ensuring that the obligations set forth in this Agreement are satisfied with respect to any Services provided by any Subcontractor.

(d)                                 Sharing of Space and Assets.

In connection with the provision of the Services, MCRLP agrees to share with the Partnership the commercial office space located at Harborside 3, 210 Hudson Street, Suite 400, Jersey City, NJ 07311 and provide certain computer systems, hardware, and other assets to the Partnership (collectively, the “Shared Assets”).  The determination of which assets constitute Shared Assets and the scope of the Partnership’s use of the Shared Assets shall be made by MCRLP in its reasonable discretion.  For the avoidance of doubt, the commercial office space located at 150 JFK Parkway, Short Hills, NJ 07078 and 7 Sylvan Way, Parsippany, NJ 07054 shall not constitute “Shared Assets” and shall be governed by separate lease agreements attached hereto as Exhibit A.]

(e)                                  Service Delivery Employees.

MCRLP may, from time to time, permit some of its employees to render the Services or perform other functions for the benefit of the Partnership (the “Service Delivery Employees”).  The Service Delivery Employees will, at all times, remain employees of MCRLP or its affiliates, and shall not become employees of the Partnership.  MCRLP shall remain solely responsible for any liability in respect to the Service Delivery Employees and their beneficiaries and dependents relating to any employment or termination of employment of any Service Delivery Employees.  The use of Service Delivery Employees and their scope of responsibilities shall be determined by MCRLP in its sole discretion.

Section 1.02                            Term and Termination.

(a)                                 Term.  The term of this Agreement shall commence as of the Effective Date, and shall continue until terminated as provided in Section 1.2(b) herein (the “Services Period”).

(b)                                 Termination.  This Agreement may be terminated as follows:

(A)                               by MCRLP:

(A)                               in the event that the Partnership has not paid any amounts required to be paid under Section 2.1(a) (other than, for purposes of clarification, with respect to disputed amounts) within thirty (30) days after the applicable due date and such breach remains uncured for ten (10) business days after receipt of written notice by the Partnership and the Investors from MCRLP; or

(B)                               in the event that the Partnership has filed a voluntary petition or has filed against it a petition for an order of relief under the federal bankruptcy code, as the same may be amended, so as to take advantage of any insolvency laws (which is not dismissed or discontinued within sixty (60) days after the filing of such petition) or to file an answer admitting the general obligations of an insolvency petition.

(C)                               upon one hundred twenty (120) days’ prior written notice to the Partnership and the Investors.

(B)                               by the Partnership in the event that MCRLP:

(A)                               commits a material breach of this Agreement and such breach remains uncured for ten (10) business days after receipt of written notice by MCRLP from the Partnership;

(B)                               files a voluntary petition or has filed against it a petition for an order of relief under the federal bankruptcy code, as the same may be amended, so as to take advantage of any insolvency laws (which is not dismissed or discontinued within sixty (60) days after the filing of such petition) or to file an answer admitting the general obligations of an insolvency petition; or

(C)                               upon thirty (30) days’ prior written notice to MCRLP and the Investors.

(C)                               by the Parties at any time upon mutual written consent.

(c)                                  Upon termination of this Agreement, all accrued undisputed Services Fees shall become due and payable to MCRLP (i) immediately, upon termination by MCRLP in accordance with Section 1.2(b)(i), termination by the Partnership in accordance with Section 1.2(b)(ii)(C) or termination by the Parties in accordance with Section 1.2(b)(iii) and (ii) fifteen (15) business days after the termination date, upon termination by the Partnership in accordance with Section 1.2(b)(ii)(A) or Section 1.2(b)(ii)(B).

Section 1.03                            General Terms.

(a)                                 Provision of Services.

(i)                                     MCRLP shall provide the Services in a manner and level of performance that is consistent with the manner in which and level of performance with which it provides similar services to itself and its affiliates.  The Parties hereto shall use their respective commercially reasonable efforts to cooperate with each other in all matters relating to the provision and receipt of the Services.  MCRLP shall, at its cost and expense, obtain and maintain all consents, licenses, sublicenses and approvals necessary or desirable to permit MCRLP (and its agents) to perform, and the Partnership to receive, the Services.

(ii)                                  Management of, and control over, the provision of the Services (including the determination or designation at any time of the Shared Assets, Service Delivery Employees and other resources of MCRLP or any Subcontractors used in connection with the provision of such Services in accordance with Section 1.1(c), Section 1.1(d) and Section 1.1(e)) shall reside solely with MCRLP.  Without limiting the generality of the foregoing, all labor matters relating to any employees of MCRLP, its affiliates and any third party service provider shall be within the exclusive control of such entity.  MCRLP shall be solely responsible for the payment of all salary and benefits and all income tax, social security taxes, unemployment compensation, tax, workers’ compensation tax, other employment taxes or withholdings and premiums and remittances with respect to MCRLP employees used to provide such Services.

(iii)                               Except as provided elsewhere in this Agreement, all procedures, methods, systems, strategies, tools, equipment, facilities and other resources, including the Shared Assets, owned by MCRLP or any Subcontractors shall remain the property of MCRLP or such Subcontractors and shall at all times be under the sole direction and control of MCRLP.

(b)                                 Service Standards/Limitations.

(i)                                     MCRLP, together with its affiliates, shall maintain the necessary staff and other resources to perform the Services and otherwise fulfill its obligations under this Agreement.  Notwithstanding the foregoing, in providing the Services, neither MCRLP nor any of its affiliates shall be obligated to:  (A) hire any additional employees; (B) maintain the employment of any specific employee; or (C) purchase, lease or license any additional equipment, hardware, intellectual property or software (other than such equipment, hardware or software that is necessary to replace damaged or broken equipment or hardware or software necessary to perform the Services).

(ii)                                  MCRLP shall not be required, and shall be excused from providing, any Service to the extent and for so long as the performance of such Service becomes impracticable as a result of a cause or causes outside the reasonable control of MCRLP, including unfeasible technological requirements, or to the extent the performance of such Service would require MCRLP or a Subcontractor to violate any applicable law, or would result in the breach of any software license or other applicable contract, whether related to intellectual property or otherwise.  In the event that MCRLP claims any of the foregoing conditions to excuse MCRLP’s performance of any Service, then MCRLP shall provide prompt written notice to the Partnership and shall use commercially reasonable efforts to cure, remove or resolve the condition as promptly as possible or to find an alternative manner to achieve the intent of this Agreement.

(iii)                               MCRLP shall not have any responsibility under this Agreement for verifying the accuracy of any information given to it by the Partnership or on behalf of the Partnership by its third parties (other than MCRLP or any Subcontractor) for the purpose of providing the Services.

(c)                                  Response Time.  MCRLP shall respond to notifications from the Partnership and shall use commercially reasonable efforts to resolve any problems in connection with the provision of Services within a commercially reasonable period of time, using response and proposed resolution times consistent with response and resolution of problems in past practice.  To the extent MCRLP notifies the Partnership of an issue in connection with the Partnership’s receipt or use of the Services, the Partnership shall respond to such notifications and shall use commercially reasonable efforts to resolve such issue within a commercially reasonable period of time.

(d)                                 Independent Contractors.  The Parties hereto are independent contractors, and none of the Parties or their respective employees, representatives or agents will be deemed to be employees, representatives or agents of the any other Party pursuant to or as a result of performing any obligations under this Agreement.  No partnership, joint venture, alliance, fiduciary or any relationship other than that of independent contractors is created by this Agreement, expressly or by implication.  The Parties’ respective rights and obligations hereunder shall be limited to the contractual rights and obligations expressly set forth herein on the terms and conditions set forth herein.

(e)                                  Assumption of Liabilities.  MCRLP shall not assume or have any responsibility with respect to any financial obligations or liabilities of the Partnership, and the Partnership shall not assume or have any responsibility with respect to any financial obligation or liability of MCRLP, pursuant to this Agreement.

(f)                                   Record Retention and Data Ownership.  MCRLP shall maintain all books and records related to the Services and the Partnership (the “Books and Records”) and, upon the Partnership’s request, shall provide the Partnership, regulators and government representatives with reasonable access to the Books and Records.  The Partnership shall own all of all the data or information regarding businesses of the Partnership, including any data or information developed or produced by MCRLP or Subcontractors in connection with the Services (the “Partnership Data”).  To the extent MCRLP or Subcontractors have or acquire any rights in Partnership Data, MCRLP hereby irrevocably assigns, transfers and conveys (and shall cause Subcontractors to hereby irrevocably assign, transfer and convey) to the Partnership all of its and their all of its right, title and interest in and to the Partnership Data.  Upon expiration or termination of this Agreement, MCRLP shall return all Books and Records and Partnership Data to the Partnership, except to the extent MCRLP is required to retain a copy of particular documents or materials in order to comply with applicable law or MCRLP’s internal record retention requirements.

ARTICLE II

CONSIDERATION

Section 2.01                            Payments.

(a)                                 Payments.  In consideration for the Base Services provided by MCRLP hereunder (including use of Shared Assets and Service Delivery Employees) and all Additional Services provided by MCRLP hereunder that the Parties have agreed in accordance with Section 1.1(b) will not increase the Services Fee, the Partnership shall pay to MCRLP the aggregate sum of one million dollars ($1,000,000) per year, in twelve equal monthly payments of eighty-three thousand three hundred and thirty-three dollars and thirty-three cents ($83,333.33), commencing on the Effective Date and continuing until termination of this Agreement, with an annual three percent (3%) increase each year thereafter during the Services Period (the “Base Services Fee”).  In consideration for any Additional Services provided by MCRLP hereunder for which the Parties have agreed to an increase in the Services Fee in accordance with Section 1.1(b), the Partnership shall pay to MCRLP, in twelve equal monthly payments, the amount agreed by the Parties for such Additional Services (the “Additional Services Fee” and, together with the Base Services Fee, the “Services Fee”).  The Services Fee shall be paid on a monthly basis in advance.

The first payment is due on March    , 2017 (the “Payment Date”) and all subsequent payments (other than any disputed amounts) are due thirty (30) days after the Partnership’s receipt of an invoice from MCRLP. No other payment for Services provided hereunder shall be required.  Any undisputed Services Fees not paid within thirty (30) days after their respective due dates will be considered delinquent and a late payment charge of the lesser of one percent (1%) of the delinquent balance due or the maximum amount permissible by applicable law will be assessed per month on the amounts that remain delinquent.  The Partnership shall not offset any amounts owing to it by MCRLP or its affiliates against amounts payable by the Partnership hereunder.  Upon termination of this Agreement, other than upon termination by MCRLP in accordance with Section 1.2(b)(i)(A), MCRLP shall refund to the Partnership an amount equal to the portion of the prepaid monthly Services Fee attributable to the period after the termination date.

(b)                                 Reimbursable Expenses.  The Services Fee shall include all, and the Partnership shall not be obligated to reimburse MCRLP for any, travel, lodging and other out-of-pocket expenses incurred by MCRLP in connection with providing the Services.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF MCRLP

MCRLP represents and warrants to the Partnership as of the date hereof:

Section 3.01                            Organization of MCRLP.

MCRLP is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited partnership power and authority to own, license, use or lease and operate its assets and properties and to carry on its business as it is now being conducted.

Section 3.02                            Authority; Non-Contravention; Approvals.

(a)                                 MCRLP has all requisite limited partnership power and authority to execute and deliver this Agreement and to perform the transactions contemplated by this Agreement.  The execution and delivery of this Agreement and the performance by MCRLP of the transactions contemplated by this Agreement have been approved by the general partner of MCRLP and no other partnership voting or other proceeding on the part of MCRLP is necessary to authorize the execution and delivery by MCRLP of this Agreement or the performance by MCRLP of the transactions contemplated by this Agreement.  This Agreement has been duly executed and delivered by MCRLP and constitutes a valid and binding obligation of MCRLP enforceable against MCRLP in accordance with its terms, except as such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement or creditors’ rights generally and (ii) general equitable principles.

(b)                                 The execution and delivery by MCRLP of this Agreement and the performance of the transactions contemplated by this Agreement do not and will not (i) conflict with or result in a breach of any provision of the limited partnership agreement or comparable organizational documents of MCRLP; (ii) result in a violation or material breach of or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, or result in the termination, modification or cancellation of, or the loss of a benefit under or accelerate the performance required by, or result in a right of termination, modification, cancellation or acceleration under the terms, conditions or provisions of any contract or other instrument of any kind to which MCRLP is now a party or by which any of their respective assets or businesses may be bound or affected; or (iii) violate any order, writ, judgment, injunction, decree, statute, treaty, rule or regulation applicable to MCRLP or any of its assets or businesses.

(c)                                  No declaration, filing or registration with, notice to, or authorization, consent, order or approval of, any governmental authority is required to be obtained or made in connection with or as a result of the execution and delivery of this Agreement by MCRLP or the performance by MCRLP of the transactions contemplated by this Agreement or the consummation of the transactions contemplated by this Agreement.

Section 3.03                            Capabilities.

MCRLP has and will maintain throughout the Services Period sufficient employees and other resources to perform the Services and otherwise satisfy its obligations under this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

The Partnership represents and warrants to MCRLP as of the date hereof:

Section 4.01                            Organization and Qualification.

The Partnership is a partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Partnership has all requisite limited partnership power and authority to own, license, use or lease and operate its assets and properties and to carry on its business as it is now being conducted.

Section 4.02                            Authority; Non-Contravention; Approvals.

(a)                                 The Partnership has all requisite limited partnership power and authority to execute and deliver this Agreement and to perform the transactions contemplated by this Agreement.  The execution and delivery of this Agreement and the performance by the Partnership of the transactions contemplated by this Agreement have been approved by the General Partner of the Partnership.  No other partnership voting or other proceeding on the part of the Partnership is necessary to authorize the execution and delivery of this Agreement or the performance by the Partnership of the transactions contemplated by this Agreement.  This Agreement has been duly executed and delivered by the Partnership and, assuming the due authorization, execution and delivery of this Agreement by MCRLP, this Agreement constitutes valid and binding obligations of the Partnership enforceable against the Partnership in accordance with its terms, except as such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement or creditors’ rights generally and (ii) general equitable principles.

(b)                                 The execution and delivery by the Partnership of this Agreement and the performance of the transactions contemplated by this Agreement will not (i) conflict with or result in a material breach of any provisions of the Partnership Agreement of the Partnership; or (ii) violate any order, writ, judgment, injunction, decree, statute, treaty, rule or regulation applicable to the Partnership.

(c)                                  No declaration, filing or registration with, notice to, or authorization, consent, order or approval of, any governmental authority is required to be obtained or made in connection with or as a result of the execution and delivery of this Agreement by the Partnership or the performance by the Partnership of the transactions contemplated by this Agreement or the consummation of the transactions contemplated by this Agreement.

ARTICLE V

INDEMNIFICATION AND DAMAGES

Section 5.01                            Indemnification of MCRLP.

The Partnership shall indemnify MCRLP and its general and limited partners, officers, directors, employees, agents, successors and permitted assigns (the “MCRLP Indemnified Parties”), and shall hold the MCRLP Indemnified Parties harmless against, any loss, damage, cost or expense (including reasonable attorneys’ fees) (collectively, “Losses”) which the MCRLP Indemnified Parties may sustain or incur by reason of any claim, demand, suit or recovery by any third party allegedly arising out of MCRLP’s performance of the Services, subject to any limitations imposed by law or the Partnership Agreement, except in cases where the claim arises out of MCRLP’s bad faith, gross negligence or willful misconduct in performing the Services or the breach by MCRLP of their obligations under this Agreement.

Section 5.02                            Indemnification of the Partnership.

MCRLP shall indemnify and shall hold the Partnership and its general and limited partners, officers, directors, employees, agents, successors and permitted assigns (the “Partnership Indemnified Parties”) harmless against any Losses which the Partnership Indemnified Parties may sustain or incur by reason of any claim, demand, suit or recovery by any third party allegedly arising out of MCRLP’s bad faith, gross negligence or willful misconduct in performing the Services or the breach by MCRLP of their obligations under this Agreement.

Section 5.03                            Limitation of Liability.

(a)                                 Reliance.

MCRLP may rely conclusively on, and will have no liability to the Partnership for acting upon, any instruction, notice, certificate, statement, instrument, report or other paper or document which the Partnership or those acting on its behalf provided to MCRLP in connection with the performance of the Services.

(b)                                 Disclaimer.

EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT, THE SERVICES ARE PROVIDED “AS IS” AND MCRLP DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES AND MAKE NO REPRESENTATIONS OR WARRANTIES AS TO THE QUALITY, SUITABILITY OR ADEQUACY OF THE SERVICES FOR ANY PURPOSE OR USE.

ARTICLE VI

MISCELLANEOUS

Section 6.01                            Compliance with Laws.

Each of the Parties hereto shall, with respect to its obligations and performance hereunder, comply with all applicable requirements of applicable law, including import and export control, environmental and occupational safety requirements.

Section 6.02                            Confidentiality.

Each Party shall keep confidential all information obtained by it in connection with this Agreement and provision of the Services and shall not disclose any such information (or use the same except in furtherance of its duties and obligations under this Agreement) to unaffiliated third parties, except:  (a) with the prior written consent of the applicable Party; (b) to legal counsel, accountants and other professional advisors; (c) to appraisers, financing sources and others in the ordinary course of business; (d) to third parties who agree to keep such information confidential by contract or by professional or ethical duty and who need to know such information to perform services or to evaluate a prospective transaction; (e) to governmental officials having jurisdiction over the applicable Party; (f) in connection with any governmental or regulatory filings of the applicable Party, or disclosure or presentations to such Party’s investors; (vii) as required by law or legal process to which a Party or any person to whom disclosure is permitted hereunder is subject; or (g) to the extent such information is otherwise publicly available through the actions of a person other than the Party not resulting from the Party’s violation of this Section 6.2.

Section 6.03                            Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to the conflicts of law principles of such State.  The Parties hereto consent and submit to the exclusive jurisdiction of the courts (State and federal) located in the State of New York in connection with any controversy arising under this Agreement or its subject matter.  The Parties hereby waive any objection they may have in any such action based on lack of personal jurisdiction, improper venue or inconvenient forum.  The Parties further agree that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth below shall be effective legal service for any litigation brought in such courts.

Section 6.04                            Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREE THAT NEITHER PARTY SHALL BE LIABLE FOR ANY PUNITIVE DAMAGES.

Section 6.05                            Force Majeure.

Except for the Partnership’s obligation to make timely payments for Services performed in accordance with the terms hereof, no Party shall have any liability for any losses or delay to the extent due to fire, explosion, lightning, pest damage, power failure or surges, strikes or labor disputes, water or flood, acts of God, the elements, war, civil disturbances, acts of civil or military authorities or the public enemy, acts or omissions of communications or other carriers, or any other cause beyond such Party’s reasonable control, whether or not similar to the foregoing that prevent such Party from materially performing its obligations hereunder.  If any Party claims a condition of force majeure as an excuse for non-performance of any provision of Services, the Party asserting the claim must notify the other Parties hereto in writing as soon as practicable of the force majeure condition, describing the condition in reasonable detail and, to the extent known, the probable extent and duration of the condition.  For so long as a condition of force majeure continues, the Party invoking the condition as an excuse for non-performance hereunder will use commercially reasonable efforts to cure or remove the condition as promptly as possible or to provide an alternative method to provide the Services so as to resume performance of its obligations hereunder as promptly as possible.

Section 6.06                            Assignment.

This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable or transferable by any Party without the prior written consent of the other Party hereto, and any such unauthorized assignment or transfer will be void ab initio.  The Partnership acknowledges that the Services may be performed by one of MCRLP’s affiliates or by any Subcontractor.

Section 6.07                            Third Party Beneficiaries.

This Agreement is the sole benefit of the Parties and their permitted assigns and each such Party intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person or entity other than the Parties or their permitted assigns, and with respect to (a) Section 1.1(b) and the notification right under Section 1.2(b)(i)(A), the Investors, (b) Section 5.1, the MCRLP Indemnified Parties and (c) Section 5.2, the Partnership Indemnified Parties.

Section 6.08                            Entire Agreement; Modification; Waivers.

This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and shall supersede all previous negotiation, commitments and writings with respect to the Services; provided, that, for the avoidance of doubt, nothing contained in this Agreement shall affect or be deemed to modify any rights of the Investors relating to this Agreement and provided for under the Partnership Agreement, the Investment Agreement or any other agreement to which the Investors are a party and relating to the Transaction.  This Agreement may not be altered, modified or amended except by a written instrument signed by all affected Parties.  The failure of any Party to require the performance or satisfaction of any term or obligation of this Agreement, or the waiver by any Party of any breach of this Agreement, shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

Section 6.09                            Severability.

The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable the remaining provisions shall remain in full force and effect, unless the deletion of such provision shall materially adversely affect the benefits or obligations of MCRLP, on the one hand, or the Partnership, on the other hand, in which event the Parties shall use their respective commercially reasonable efforts to arrive at an accommodation that best preserves for the Parties the benefits and obligations of the offending provision.

Section 6.10                            Survival.

Section 1.3(f), Article V and Article VI shall survive the expiration or termination of this Agreement.

Section 6.11                            Title and Headings.

Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 6.12                            Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6.13                            Interpretation.

When a reference is made in this Agreement to an Article, Section, paragraph, clause, Schedule or Exhibit, such reference shall be to an Article, Section, paragraph, clause, Schedule or Exhibit of this Agreement unless otherwise indicated.  All words used in this Agreement will be construed to be of such gender as the circumstances require, and in the singular or plural as the circumstances require.  Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement.  The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation”, unless otherwise specified.  The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “or” is not exclusive.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The words “asset” and “property” shall be deemed to have the same meaning, and to refer to all assets and properties, whether real or personal, tangible or intangible.  Any agreement, instrument or law defined or referred to herein means such agreement, instrument or law as from time to time amended, modified or supplemented, unless otherwise specifically indicated.  References to any law include references to any associated rules, regulations and official guidance with respect thereto.  References to a person or entity are also to its predecessors, successors and assigns.  Unless otherwise specifically indicated, all references to “dollars” and “$” are references to the lawful money of the United States of America.  References to “days” mean calendar days unless otherwise specified.  References to times of the day are to the Eastern Time zone unless otherwise specified.  References to “affiliates” or “an affiliate” of MCRLP shall exclude the Partnership, and references to “affiliates” or “an affiliate” of the Partnership shall exclude MCRLP.  Each Party has been represented by counsel in connection with this Agreement and the transactions contemplated hereby and, accordingly, any rule of law or any legal doctrine that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 6.14                            Savings Clause.

If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof.

Section 6.15                            Notices.

All notices, requests, demands and other communications under this Agreement shall be in writing and delivered in person, or sent by facsimile, or sent by overnight courier service or sent by certified mail, postage prepaid, and properly addressed as follows:

To MCRLP:

c/o Mack-Cali Realty Corporation
Harborside 3, 210 Hudson Street, Suite 400
Jersey City, NJ 07311
Facsimile: (732) 205-8237
Email: gwagner@mack-cali.com
Attention: Gary Wagner, Esq., General Counsel and Secretary

With Copy To:

Seyfarth Shaw LLP
620 Eighth Avenue
New York, NY 10018
Facsimile: (212) 218-5526
Email: jnapoli@seyfarth.com

bhornick@seyfarth.com
Attention: John Napoli
Blake Hornick

To the Partnership:

c/o Roseland Residential Trust
Harborside 3, 210 Hudson Street, Suite 400
Jersey City, NJ 07311
Facsimile: (732) 205-8237
Email: baron@roselandres.com
Attention: Ivan Baron

With Copy To:

Seyfarth Shaw LLP
620 Eighth Avenue
New York, NY 10018
Facsimile: (212) 218-5526
Email: jnapoli@seyfarth.com
bhornick@seyfarth.com
Attention: John Napoli
Blake Hornick

Any Party may from time to time change its address for the purpose of notices to that Party by a similar notice specifying a new name and/or address, but no such change shall be deemed to have been given until it is actually received by the Party sought to be charged with its contents.

All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 6.15 if delivered personally or by overnight courier, shall be effective upon delivery; if sent by facsimile, shall be delivered upon receipt of proof of transmission and if delivered by mail, shall be effective three (3) business days following deposit in the United States mail, postage prepaid.

Remainder of page intentionally left blank; signature page to follow.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed on its behalf by its duly authorized officer as of the date first written above.

MACK-CALI REALTY, L.P., a Delaware limited partnership
By:	MACK-CALI REALTY CORPORATION, a Maryland corporation, its general partner

By:
Name: Michael J. DeMarco
Title: President and Chief Operating Officer

ROSELAND RESIDENTIAL, L.P., a Delaware limited partnership
By:	ROSELAND RESIDENTIAL TRUST, a Maryland real estate investment trust, its general partner

By:
Name: Michael J. DeMarco
Title: Chief Executive Officer

Signature Page to Shared Services Agreement

SCHEDULE 1

SERVICES

Services include but are not limited to the sharing of:

•                                          Accounting

•                                          Tax preparation

•                                          Human resources and payroll processing

•                                          Shared executive and administrative staff

•                                          Reimbursement for taxes and operating expenses

•                                          Computer facilities

•                                          Printers

•                                          Software

•                                          Phones

•                                          Public company expenses

1